Exhibit 1.1

[EXECUTION VERSION]

frontdoor, inc.

16,734,092 Shares of Common Stock

Underwriting Agreement

March 20, 2019

J.P. Morgan Securities LLC

Goldman Sachs & Co. LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

The certain stockholder named in Schedule 2 hereto (the “Selling Stockholder”) of frontdoor, inc., a Delaware corporation (the “Company”), proposes to sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 16,734,092 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Shares”). The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

On the date hereof and prior to the execution of this Agreement, the Selling Stockholder entered into an exchange agreement (the “Exchange Agreement”) with The ServiceMaster Company, LLC, a Delaware limited liability company (“ServiceMaster LLC”), whereby ServiceMaster LLC agreed to transfer to the Selling Stockholder the Shares in exchange for certain indebtedness of ServiceMaster LLC held by the Selling Stockholder (the closing of such exchange being referred to herein as the “Exchange”).

The Company and the Selling Stockholder hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-230015), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively, the “Pricing Disclosure Package”): a Preliminary Prospectus dated March 18, 2019, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A-1 hereto and any pricing information provided orally by the Underwriters as set forth on Annex A-2 hereto.

“Applicable Time” means 5:10 P.M., New York City time, on March 20, 2019.

2. Purchase of the Shares.

(a) The Selling Stockholder agrees to sell the Shares to the several Underwriters as provided in this underwriting agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $29.025 (the “Purchase Price”) from the Selling Stockholder the number of Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Selling Stockholder as set forth opposite its name in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of Shares to be purchased by all the Underwriters from the Selling Stockholder hereunder.

(b) The Selling Stockholder understands that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Selling Stockholder acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter; provided that each Underwriter will be responsible for any breach of a provision of this Agreement applicable to such Underwriter by any such affiliate and nothing herein shall release the Underwriters from any of their respective obligations or liabilities under this Agreement.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Selling Stockholder to the Representatives at the offices of Cravath, Swaine & Moore LLP at 10:00 A.M. New York City time on March 27, 2019, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Selling Stockholder may agree upon in writing; provided that the date and place of the Closing Date shall occur on the same date and at the same place as the closing of the Exchange. The time and date of such payment for the Shares is referred to herein as the “Closing Date.”

Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Stockholder. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(d) Each of the Company and the Selling Stockholder acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Stockholder with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholder or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Company and the Selling Stockholder shall consult with their own advisors concerning such matters and each shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company or the Selling Stockholder with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives and the other Underwriters and shall not be on behalf of the Company or the Selling Stockholder.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Selling Stockholder that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) the Underwriter Information (as defined in Section 8(c)), (ii) the Selling Stockholder Information (as defined in Section 8(b)) and (iii) the ServiceMaster Information (as defined in Section 8(a)).

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication (other than a communication referred to in clause (i) below) by the Company or its agents and representatives, an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) the Underwriter Information, (ii) the Selling Stockholder Information and (iii) the ServiceMaster Information.

(d) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) the Underwriter Information, (ii) the Selling Stockholder Information and (iii) the ServiceMaster Information.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The consolidated and combined historical financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated, and the results of its operations and the changes in its shareholders’ equity and cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, subject to the limitations set out in the notes thereto; the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; and all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in conformity in all material respects with the rules and guidance of the Commission with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and such assumptions are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise or vesting of stock options, awards and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), any material change in the short-term debt or any change in the long-term debt of the Company or its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, in or affecting the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h) Organization and Good Standing. Each of the Company and its subsidiaries (i) has been duly incorporated or formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent the concept of good standing is applicable in the relevant jurisdiction), with power and authority to own its properties and conduct the business of the Company and its subsidiaries, taken as a whole, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) has been duly qualified as a foreign corporation, limited liability company or limited partnership for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of each of clauses (i) and (ii) where the failure to be so qualified or in good standing or have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (x) the subsidiaries listed in Exhibit 21.1 to the Registration Statement and (y) US Hazard Disclosure, Inc., a Delaware corporation incorporated on March 15, 2019.

(i) Capitalization. The Company on a consolidated basis has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, claims and title defects (collectively, “Liens”), other than Liens granted or to be granted under or otherwise permitted by the Credit Agreement, dated August 16, 2018 (the “Credit Agreement”), among the Company, as borrower, ServiceMaster LLC, as initial term loan lender, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and agents party thereto from time to time, or by the agreements and instruments governing other indebtedness of the Company and its subsidiaries as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part) (such Liens being referred to herein as “Permitted Liens”).

(j) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), except as would not reasonably be expected to have a Material Adverse Effect (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws (to the extent required thereby).

(k) Due Authorization. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company.

(l) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation, certificate of limited partnership, certificate of formation, by-laws, limited partnership agreement, limited liability company agreement, operating agreement or similar organizational document, as applicable, or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(m) No Conflicts. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Company or its subsidiaries is a party or by which any of the Company or its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; (ii) violate any provision of the certificate of incorporation, certificate of formation, limited liability company agreement, by laws, limited partnership agreement or similar organizational document of the Company or any of its subsidiaries; or (iii) violate any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (i) and (iii), as would not reasonably be expected to have a Material Adverse Effect, in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the Closing Date.

(n) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties is required for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement, except (i) the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Nasdaq Global Select Market (the “Nasdaq Market”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, (ii) such consents, approvals, authorizations, orders, registrations or qualifications as shall have been obtained or made prior to the Closing Date or (iii) where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to adversely affect the consummation of the transactions contemplated in this Agreement.

(o) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company and its subsidiaries, no such proceedings are threatened by governmental authorities or by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p) Independent Accountants. Deloitte & Touche LLP, who has audited certain consolidated and combined financial statements of the Company and its subsidiaries included in the Pricing Disclosure Package and the Prospectus, has advised the Company that it is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(q) Title to Real and Personal Property. Except in each case as (i) would not reasonably be expected to have a Material Adverse Effect or (ii) otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries, collectively, have good title in fee simple to, or have valid rights to lease or otherwise use, all items of real property, and title to, or valid rights to lease or otherwise use, all personal property, which are material to the business of the Company and its subsidiaries, taken as a whole, free and clear of all Liens, other than (i) Permitted Liens and (ii) those that do not materially interfere with the use made and proposed to be made of such properties by the Company and its subsidiaries.

(r) Intellectual Property. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and each of its subsidiaries collectively own, or have the legal right to use, all patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes necessary for them to conduct the business of the Company and its subsidiaries, taken as a whole, as currently conducted (the “Intellectual Property”), except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no claim has been asserted and is pending by any person against the Company or any of its subsidiaries challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any such claim, and, to the knowledge of the Company and its subsidiaries, the use of such Intellectual Property by the Company and its subsidiaries does not infringe on the rights of any person, except for such claims and infringements which in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

(s) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers or stockholders of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(t) Investment Company Act. The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(u) Taxes. Each of the Company and its subsidiaries has filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed and has paid (i) all taxes shown to be due and payable on such returns and (ii) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or such subsidiary, as the case may be). No tax lien has been filed, and no claim is being asserted, with respect to any tax, fee or other charge against the Company or any of its subsidiaries, except for liens or charges that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(v) Licenses and Permits. The Company and its subsidiaries, collectively, possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state and other governmental authorities, presently required or necessary to own or lease, as the case may be, and to operate their properties and to carry on the business of the Company and its subsidiaries, taken as a whole, as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus (“Permits”), except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or where the failure to possess, make or obtain such Permits (by possession, declaration or filing) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) No Labor Disputes. There is no strike or labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries which is pending or, to the knowledge of the Company and its subsidiaries, threatened, except as would not reasonably be expected to have a Material Adverse Effect.

(x) Certain Environmental Matters. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (x) there are no proceedings that are pending, or that are known by the Company to be threatened, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which the Company reasonably believes no monetary sanctions of $100,000 or more will be imposed on it or its subsidiaries, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (z) none of the Company or its subsidiaries anticipates any material capital expenditures relating to any Environmental Laws. The term “Environmental Law” means any federal, local or foreign law, regulation, ordinance, order, judgment, decree, permit or rule (including rule of common law) now in effect governing pollution, or actual or alleged exposure to, hazardous or toxic materials, substances or wastes, including but not limited to, asbestos or asbestos-containing materials.

(y) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of

ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA), except in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(z) Disclosure Controls. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and principal financial officer. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(aa) Accounting Controls. The Company maintains “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls as of the balance sheet date of the most recent financial statements of the Company included in the Pricing Disclosure Package and the Prospectus.

(bb) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(cc) Cyber Security; Data Protection. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, (i) there have been no breaches or violations of (or unauthorized access to) the Company or its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (“IT Systems”) or any personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) processed or stored by or on behalf of the Company or its subsidiaries, nor are there any pending internal investigations relating to the same, (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including Personal Data) and (iii) the Company and its subsidiaries are presently in compliance with all applicable laws, statutes and regulations and contractual obligations relating to the privacy and security of IT Systems and Personal Data.

(dd) Insurance. The Company and its subsidiaries collectively carry insurance (including self-insurance, if any) in such amounts and covering such risks as in the Company’s reasonable determination is adequate for the conduct of its business and the value of its properties, except where the failure to carry such insurance would not reasonably be expected to have a Material Adverse Effect.

(ee) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent or controlled affiliate of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

The Company has instituted, maintained and enforced policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ff) Compliance with Anti-Money Laundering Laws. The Company and its subsidiaries have not, nor, to the knowledge of the Company, has any director, officer or employee of the Company or any of its subsidiaries taken any action, directly or, to the knowledge of the Company, indirectly, that would result in a violation by such person of applicable anti-money laundering laws, including applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering (including the USA PATRIOT Act of 2001), rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is, to the knowledge of the Company, pending or threatened.

(gg) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent or controlled affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority with authority over the Company or one or more of its subsidiaries (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(hh) No Restrictions on Subsidiaries. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ii) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(jj) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholder hereunder.

(kk) No Stabilization. None of the Company, its subsidiaries nor any of its controlled affiliates has taken, directly or indirectly, any action designed to or which has constituted or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ll) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(nn) Sarbanes-Oxley Act. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), in respect of which the Company is required to comply with as of the date hereof.

(oo) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

4. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter and the Company that:

(a) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this

Agreement and the Exchange Agreement, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as have already been obtained or made or as may be required by FINRA, the Nasdaq Market or under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters; the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder; and this Agreement and the Exchange Agreement have been duly authorized, executed and delivered by the Selling Stockholder.

(b) No Conflicts. The execution, delivery and performance by the Selling Stockholder of this Agreement, the sale of the Shares to be sold by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property, right or asset of the Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to impair the ability of the Selling Stockholder to consummate the transactions contemplated herein.

(c) Title to Shares. The Selling Stockholder will have, immediately prior to or on the Closing Date, good and valid title to the Shares to be sold at the Closing Date, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the Shares, or certificates representing such Shares, as applicable, and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims (other than any liens, encumbrances or equities created by any such Underwriter), will pass to the several Underwriters.

(d) No Stabilization. The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares (it being understood that the Selling Stockholder makes no statement as to the actions taken by, or on behalf and with the knowledge and consent of, the Underwriters in connection with the offering contemplated hereby).

(e) Pricing Disclosure Package. The Selling Stockholder Information in the Pricing Disclosure Package at the Applicable Time did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “free writing prospectus”, as defined in Rule 405 under the Securities Act, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.

(g) Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Selling Stockholder Information in the Registration Statement and any such post-effective amendment will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Selling Stockholder Information in the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Material Information. As of the date hereof and as of the Closing Date, the sale of the Shares by the Selling Stockholder is not and will not be prompted by any material information concerning the Company known to the Selling Stockholder which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will deliver, upon request and without charge, (i) to the Representatives, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object by notice to the Company.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and, in the case of clauses (i) to (iv) below, confirm such advice in writing if requested, (i) when the Registration Statement or any amendment thereto has been filed or becomes effective, (ii) when any supplement to the Pricing Disclosure Package, any Issuer Free Writing Prospectus, or the Prospectus or any amendment or supplement to such Prospectus has been filed; (iii) of any comments (written or oral) by the Commission or any request (written or oral) by the Commission or any other governmental authority for amendment or supplements to such Registration Statement or such Prospectus or for any additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement, any order preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or Prospectus or the initiation or threatening of any proceeding for such purposes; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (vi) when the Company becomes aware of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter after the “effective date” (as defined in Rule 158) of the Registration Statement; it being agreed that such obligation may be satisfied by filings made with the Commission’s Electronic Data Gathering, Analysis, and Retrieval system or any successor system (“EDGAR”).

(h) Clear Market. For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (A) the Shares to be sold hereunder, (B) any options or other awards (including without limitation restricted stock or restricted stock units) granted under Company Stock Plans or otherwise in equity compensation arrangements, in each case as in effect on the date hereof and described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, with directors, officers, employees and consultants of the Company and its subsidiaries, (C) the issuance of securities registered pursuant to any registration statement on Form S-8 relating to any benefit plans or arrangements disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or any registration statement on Form S-8, including amendments thereto, and any offering of shares of Common Stock thereunder, (D) the issuance of Common Stock in connection with the acquisition of the assets of, or a majority or a controlling portion of the equity of, or a business combination or a joint venture with, another entity in connection with such business combination or such acquisition by the Company or any of its subsidiaries of such entity, provided that the aggregate number of shares issued or issuable pursuant to this clause (D) does not exceed 10% of the number of shares of Stock outstanding immediately after the offering of the Shares pursuant to this Agreement and prior to such issuance each recipient of any such securities shall execute and deliver to the Representatives an agreement substantially in the form of Exhibit A hereto and (E) any shares of Common Stock issued upon the exercise of options or other awards (including without limitation restricted stock or restricted stock units) granted under Company Stock Plans or otherwise in equity compensation arrangements described in clause (B) above.

(i) No Stabilization. None of the Company, its subsidiaries nor any of its controlled affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(j) Exchange Listing. The Company will use its reasonable best efforts to list for quotation the Shares on the Nasdaq Market.

(k) Reports. During a period of two years from the effective date of the Registration Statement, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

6. Certain Agreements of the Underwriters. Each Underwriter hereby severally represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Stockholder if any such proceeding against it is initiated during the Prospectus Delivery Period).

7. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date as provided herein is subject to the performance in all material respects by the Company and the Selling Stockholder of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers and the Selling Stockholder made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement, (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), there shall not have been any change in the equity interests or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth in or contemplated in the Registration Statement, the Pricing Disclosure

Package and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date (x) a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the best of their knowledge, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct in all material respects or, where already qualified as to materiality, in all respects and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date in all material respects and (iii) to the effect set forth in paragraphs (a), (c) and (d) above and (y) a certificate of the Selling Stockholder in form and substance reasonably satisfactory to the Representatives, (A) confirming that the representations of the Selling Stockholder set forth in Sections 4(e), (f) and (g) hereof are true and correct and (B) confirming that the other representations and warranties of the Selling Stockholder in this Agreement are true and correct and that the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than two business days prior to such Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, substantially in the form attached hereto as Annex B-1.

(h) Opinion of Counsel for the Selling Stockholder. Cravath, Swaine & Moore LLP, counsel for the Selling Stockholder, shall have furnished to the Representatives, at the request of the Selling Stockholder, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B-2 hereto.

(i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date prevent the sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date prevent the sale of the Shares.

(k) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of incorporation, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdiction.

(l) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and the shareholder, officers and directors of the Company listed on Schedule 3 hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(m) Exchange of Shares. The Exchange shall have been consummated and the Shares shall have been delivered by ServiceMaster LLC to the Selling Stockholder.

(n) Additional Documents. On or prior to the Closing Date the Company and the Selling Stockholder shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) Indemnification of the Underwriters and the Selling Stockholder by the Company. The Company agrees to indemnify and hold harmless each Underwriter, the Selling Stockholder, their respective affiliates, directors and officers and each person, if any, who controls such Underwriter or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Selling Stockholder Information, the Underwriter Information or any information relating to ServiceMaster Global Holdings, Inc. (“ServiceMaster”) furnished to the Company in writing by ServiceMaster expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by ServiceMaster consists of the following information: (i) the first and last sentences of the second paragraph on the cover page of the preliminary prospectus supplement dated March 18, 2019 (the “Preliminary Prospectus Supplement”) which forms a part of the Preliminary Prospectus and the prospectus supplement dated March 20, 2019 (the “Prospectus Supplement”) which forms a part of the Prospectus, (ii) the first and last sentences of the first paragraph, the third sentence of the second paragraph and the third paragraph in the section entitled “Prospectus Supplement Summary—The Underwriting and Debt-for-Equity Exchange” in the Preliminary Prospectus Supplement and the Prospectus Supplement, (iii) the fourth sentence of the section entitled “Prospectus Supplement Summary—The Offering—Use of proceeds” in the Preliminary Prospectus Supplement and the Prospectus Supplement, (iv) the first and fourth sentences of the section entitled “Prospectus Supplement Summary—The Offering—Selling stockholder” in the Preliminary Prospectus Supplement and the Prospectus Supplement, (v) the fourth sentence of the second paragraph in the second risk factor in the section entitled “Risk Factors—Risks Related to Our Common Stock” in the Pricing Disclosure Package and the Prospectus, (vi) the second and fifth sentences of the second paragraph and the information in the row beginning with “ServiceMaster Global Holdings, Inc.” in the table in the section entitled “Selling Stockholder” in the Preliminary Prospectus Supplement and the Prospectus Supplement, (vii) the second sentence of the first paragraph and the last sentence of the third paragraph of the section entitled “Underwriting (Conflicts of Interest)—The Debt-for-Equity Exchange” in the Preliminary Prospectus Supplement and the Prospectus Supplement, (viii) the first and last sentences of the second paragraph and the information in the row beginning with “ServiceMaster” in the table and footnote (1) below the table in the section entitled “Principal and Selling Stockholders” in the Pricing Disclosure Package and the

Prospectus, (ix) the third sentence of the first paragraph in the section entitled “Certain Relationships and Related Person Transactions—Agreements with ServiceMaster” in the Pricing Disclosure Package and the Prospectus and (x) the first and last sentences of the twelfth paragraph in the section entitled “Plan of Distribution” in the Pricing Disclosure Package and the Prospectus (the “ServiceMaster Information”).

(b) Indemnification of the Company and the Underwriters by the Selling Stockholder. The Selling Stockholder hereunder agrees to indemnify and hold harmless each Underwriter, the Company, their respective affiliates, directors and officers and each person, if any, who controls the Company or such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by the Selling Stockholder consists of the following information: (i) the second and third sentences of the second paragraph and the identity of the Selling Stockholder set forth on the cover of the Preliminary Prospectus Supplement and the Prospectus Supplement, (ii) the statement in the Preliminary Prospectus Supplement and the Prospectus Supplement that the Selling Stockholder is an affiliate of one of the Underwriters, (iii) the second and third sentences of the first paragraph and the first and second sentences of the second paragraph in the section entitled “Prospectus Supplement Summary—The Underwriting and Debt-for-Equity Exchange” in the Preliminary Prospectus Supplement and the Prospectus Supplement, (iv) the third sentence of the section entitled “Prospectus Supplement Summary—The Offering—Use of proceeds” in the Preliminary Prospectus Supplement and the Prospectus Supplement, (v) the third sentence of the first paragraph in the section entitled “Use of Proceeds” in the Preliminary Prospectus Supplement and the Prospectus Supplement, (vi) the third and fourth sentences of the second paragraph in the section entitled “Selling Stockholder” in the Preliminary Prospectus Supplement and the Prospectus Supplement and (vii) the first and third sentences of the first paragraph, the third sentence of the fifth paragraph, the first, second, fourth and fifth sentences of the second paragraph and the first and second sentences of the third paragraph in the section entitled “Underwriting (Conflicts of Interest)—The Debt-for-Equity Exchange” in the Preliminary Prospectus Supplement and the Prospectus Supplement (the “Selling Stockholder Information”).

(c) Indemnification of the Company and the Selling Stockholder by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, their respective directors, officers who signed the Registration Statement, affiliates and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus furnished on behalf of each Underwriter: (i) the name set forth in the table after the first paragraph in the section entitled “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus Supplement and the Prospectus Supplement, (ii) the first and second sentences of the third paragraph in the section entitled “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus Supplement and the Prospectus Supplement and (iii) the fifteenth, sixteenth, seventeenth and eighteenth paragraphs in the section entitled “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus Supplement and the Prospectus Supplement (the “Underwriter Information”).

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 8, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent it shall wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section and shall pay the fees and expenses of such counsel related to such proceeding, and, after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, the Indemnifying Person shall not be liable to such Indemnified Person under the preceding paragraphs of this Section 8 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel that is reasonably required to effectively defend against any such proceeding) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed promptly. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC and any such separate firm for the Company, its directors, its officers who signed the Registration Statement, its affiliates and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholder shall be designated in writing by the Selling Stockholder. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person (which shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraphs (a), (b) or (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, the Selling Stockholder and the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Stockholder from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, the Selling Stockholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) Limitation on Liability. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), in no event shall (i) an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the aggregate amount of the Selling Stockholder’s indemnity and contribution obligations pursuant to this Section 8 or any damages or other liabilities in respect of claims of breach or alleged breach of its representations and warranties in Sections 4(e) through (h), exceed the aggregate amount of net proceeds before deducting expenses, received by the Selling Stockholder from the sale of Shares hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

9. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by written notice to the Company and the Selling Stockholder, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or

New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

11. Defaulting Underwriter.

(a) If, on the Closing Date any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholder on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholder may postpone the Closing Date for up to five full business days in order to effect any changes that according to the advice of counsel for the Company, counsel for the Selling Stockholder or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholder as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholder as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Stockholder shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholder or any non-defaulting Underwriter for damages caused by its default.

12. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, sale, preparation and delivery of the Shares and any taxes payable in connection with the sale, preparation and delivery of the Shares; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable fees and expenses of counsel for the Underwriters related thereto in an amount not to exceed $10,000); (v) the cost of preparing stock certificates, if applicable; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the reasonable fees and expenses of counsel for the Underwriters related thereto in an amount not to exceed $25,000); (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; provided, however, that each party shall pay all of the travel and lodging expenses incurred by them in connection with such road show (other than the third party costs of any private aircraft, which shall be paid for by the Company); and (ix) all expenses and application fees related to the listing of the Shares on the Nasdaq Market.

(b) If (i) this Agreement is terminated pursuant to clause (ii) of Section 10 or (ii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (other than (A) as a result of the circumstances set forth in clause (i), (iii) or (iv) of Section 10 or as set forth in Section 11 or (B) due to the failure of Section 7(m) to be satisfied), the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the documented fees and expenses of their counsel) reasonably incurred and documented by the Underwriters in connection with this Agreement and the offering contemplated hereby.

(c) This Section 12 shall only govern the allocation of payment of expenses between the Company and the Underwriters and shall not affect any separate agreement relating to the allocation of payment of expenses between the Company, on the one hand, and ServiceMaster, on the other hand.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of each Underwriter and the Company referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholder or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 8 hereof.

15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

16. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-83548, Attention: Equity Syndicate Desk); and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282 (Attention: Registration Department). Notices to the Company shall be given to it at 150 Peabody Place, Memphis, Tennessee 38103, (fax: (901) 453-4047, Attention: General Counsel), with a copy to Kenneth B. Wallach, Esq. and Jonathan Ozner, Esq., Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (fax: (212) 455-2502). Notices to the Selling Stockholder shall be given to Chase Lincoln First Commercial Corporation, 270 Park Avenue, New York, New York 10017 (fax: (312) 325-3060, Attention: Michael A. Basak).

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Submission to Jurisdiction. Each party hereto hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the parties hereto agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment.

(d) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(e) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17(e):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

FRONTDOOR, INC.

By:	/s/ Jeffrey A. Fiarman
	Name:	Jeffrey A. Fiarman
	Title:	Senior Vice President, General
Counsel and Secretary

CHASE LINCOLN FIRST COMMERCIAL CORPORATION, as Selling Stockholder

By:	/s/ Michael A. Basak
	Name:	Michael A. Basak
	Title:	Authorized Signer

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By	/s/ Jason Fournier
Authorized Signatory

GOLDMAN SACHS & CO. LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By	/s/ Kristen Grippi
Authorized Signatory

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities LLC	5,856,932
Goldman Sachs & Co. LLC	5,020,228
Credit Suisse Securities (USA) LLC	1,338,727
Wells Fargo Securities, LLC	1,338,727
Guggenheim Securities, LLC	920,375
Suntrust Robinson Humphrey, Inc.	920,375
Raymond James & Associates, Inc.	669,364
William Blair & Company, L.L.C.	669,364

Total	16,734,092

Schedule 2

Selling Stockholder	Number of Shares:
Chase Lincoln First Commercial Corporation	16,734,092

Schedule 3

Lock-up Agreement Signatories

Rexford J. Tibbens

William C. Cobb

Anna C. Catalano

Peter L. Cella

Richard P. Fox

Brian McAndrews

Liane J. Pelletier

Jeffrey A. Fiarman

Brian K. Turcotte

ServiceMaster Global Holdings, Inc. (30 days)

Annex A

1.	Issuer Free Writing Prospectuses Included in the Pricing Disclosure Package

None

2.	Pricing Information Provided Orally by Underwriters

Number of shares: 16,734,092

Public offering price per share: $30.00

Exhibit A

FORM OF LOCK-UP AGREEMENT

March [•], 2019

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, NY 10179

GOLDMAN SACHS & CO. LLC

200 West Street

New York, NY 10282

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

Re: frontdoor, inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with frontdoor, inc., a Delaware corporation (the “Company”) and the Selling Stockholder listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock, par value $0.01 per share, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, $0.01 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Undersigned’s Securities”), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Undersigned’s Securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of the Undersigned’s Securities, in each case other than (A) the Securities (if any) to be sold by the undersigned pursuant to the Underwriting Agreement, (B) transfers of the Undersigned’s Securities as a bona fide gift or gifts, (C) transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (D) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (i) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) of the undersigned or (ii) distributions of the Undersigned’s Securities to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned, (E) if the undersigned is a trust, transfers to the beneficiary of such trust, (F) transfers by testate succession or intestate succession, (G) transfers to any immediate family member or any investment fund or other entity controlled or managed by the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned), (H) transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (B) through (G), (I) transfers in connection with, and to the extent necessary to fund, the payment of taxes due with respect to the vesting of restricted stock, restricted stock units, performance stock units, equity appreciation rights or similar rights to purchase Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to the Company’s equity incentive plans, (J) the repurchase of the Undersigned’s Securities by the Company, (K) sales or other transfers of the Undersigned’s Securities acquired by the undersigned in open market transactions after completion of the Public Offering, (L) tenders, sales or other transfers in response to a bona fide third-party takeover bid made to all holders of Common Stock or any other acquisition transaction whereby all or substantially all of the Common Stock are acquired by a third party (provided that if such transaction is not consummated, the Undersigned’s Securities shall remain subject to the restrictions set forth herein), (M) transfers by operation of law or pursuant to an order of a court or regulatory agency or (N) transfers pursuant to a domestic order, divorce settlement, divorce decree, or separation agreement; provided that in the case of any transfer or distribution pursuant to clauses (B) through (H), (i) such transfer shall not involve a disposition for value, (ii) each donee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this letter agreement (this “Letter Agreement”), and (iii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period); provided, further, that in the case of clause (I), that no filing be made under the Exchange Act, or other public announcement shall be required or made voluntarily in connection with such transfer, other than a filing on Form 4 that includes disclosure stating that such transfer was made to satisfy tax withholding obligations; provided, further, in the case of clause (J) that any such repurchase by the Company is made (i) pursuant to an employment agreement or other binding arrangement existing as of the date of the Letter Agreement or (ii) in connection with the termination of employment or the resignation or removal of the undersigned as an officer or director, as applicable; provided, further, in the case of clause (K), that (i) no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer during the Restricted Period and (ii) it is understood, for the avoidance of doubt, that the undersigned shall not make any demand for or exercise any right with respect to the registration of the Undersigned’s Securities in connection with such transfer; provided, further, in the case of clause (M) and (N), if the undersigned is required to file a report under the Exchange Act related thereto during the Restricted Period, such report shall disclose that such transfer was pursuant to operation of law, an order of a court or regulatory agency or domestic order. For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans described in the Prospectus, including the “net” or “cashless” exercise of such options in accordance with their terms and the surrender of the Undersigned’s Securities in lieu of payment in cash of the exercise price and any tax withholding obligations due as a result of such exercise; provided that the foregoing restrictions shall apply to any of the Undersigned’s Securities issued upon such exercise; provided, further, that no filing be made under the Exchange Act, or other public announcement shall be required or made voluntarily in connection with such exercise, other than a filing on Form 4 under transaction code F that includes disclosure stating that such transfer was made as payment of the exercise price or to satisfy tax withholding obligations, (ii) the establishment of any contract, instruction or Plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Restricted Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Restricted Period or (iii) the vesting of restricted stock, restricted stock units, performance stock units, equity appreciation rights or similar rights to purchase Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; provided that the foregoing restrictions shall apply to any of the Undersigned’s Securities received upon such exercise, conversion, exchange or vesting.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if (i) the Company notifies the Underwriters that it does not intend to proceed with the Public Offering, (ii) the Underwriting Agreement does not become effective by July 1, 2019, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or (iii) the Registration Statement is withdrawn by the Company prior to the completion of the Public Offering, the undersigned shall be released from all obligations under this Letter Agreement.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title: